Exhibit 10.6

CERTAIN IDENTIFIED INFORMATION WITH “[***]” HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
2019 MASTER SERVICE AGREEMENT
This 2019 MASTER SERVICE AGREEMENT (this “Agreement”) is made and entered into as of the date of last signature of the parties, to be effective as of October 1, 2019, by and between USCC Services, LLC, a Delaware limited liability company, having its principal offices at 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631, its subsidiaries and affiliates (collectively referred to as “USCC”), and Amdocs Tethys Limited, an Irish corporation, having its principal offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland (“Consultant”, “Supplier” or “Amdocs”).

WITNESSETH:
WHEREAS, United States Cellular Corporation (“U.S. Cellular”), an Affiliate of USCC, and Amdocs Software Systems Limited, an Affiliate of Consultant, were the initial parties to that certain Master Service Agreement, dated as of August 17, 2010 (the “Original MSA Effective Date”), as amended pursuant to Amendment # 1 to Master Service Agreement effective as of July 15, 2013 (collectively, the “Original MSA”); and
WHEREAS, USCC is the successor in interest under the Original MSA to United States Cellular Corporation and Consultant is the successor in interest under the Original MSA to Amdocs Software Systems Limited; and
WHEREAS, the parties hereto are parties to statements of work under the Original MSA (the “Original SOWs”); and
WHEREAS, the parties hereto desire to terminate the Original MSA on October 1, 2019 but continue the relationship embodied in the Original MSA and the Original SOWs beyond such date while making certain modifications to the terms and conditions under which the parties will continue such relationship pursuant to this Agreement and new Statements of Work under this Agreement and certain Original SOWs that by their terms do not terminate on October 1, 2019; and
WHEREAS, USCC and Consultant desire to provide a means by which USCC can continue to engage Consultant to perform certain strategic project, support and other services for USCC and its Affiliates through Consultant’s and its Affiliates’ employees, contractors and consultants under new Statements of Work to be entered into under this Agreement; and
WHEREAS, USCC and its Affiliates desire from time to time to engage Consultant to perform certain consulting services; and
WHEREAS, Consultant desires to perform such consulting services for USCC and its Affiliates.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:
EFFECTIVE DATE AND EFFECT OF THIS AGREEMENT.
The Original MSA shall terminate and simultaneously this Agreement shall be effective as of October 1, 2019 at 12:00:01 a.m. (the “Effective Date”). The parties agree that (i) the terms and conditions of the Original MSA (except for Sections 5.3(a), 5.3(c) and 5.3(d), which shall be deemed not applicable) govern the rights and obligations of the parties arising under the Original MSA prior to the Effective Date and (ii) the terms and conditions of this Agreement will govern the rights and obligations of the parties arising under this Agreement on or after the Effective Date.

1.	DEFINITIONS.

As used herein, the capitalized terms immediately below shall have the respective meanings as set forth hereinbelow.  Capitalized terms used but not defined in this Agreement or its Exhibits shall have the meanings attributed to them in the 2019 Development Statement of Work (“Dev SOW”), the 2019 Master Statement of Work for Managed Services (the “MSOWMS”), the 2019 Managed Services Statement of Work No. 1 (“MSSOW1”), or the 2019 Managed Services Statement of Work No. 2 (“MSSOW2”), each being entered into by the parties contemporaneous with this Agreement and being a Statement of Work under this Agreement.

1.1
“Affiliate” means an entity that directly or indirectly owns or controls, is directly or indirectly owned or controlled by, or is directly or indirectly under common ownership or control with another entity. As used in this definition, “control” means the power to direct the management or affairs of an entity, and “ownership” means the beneficial ownership of more than 50% of the equity securities or other equivalent equity ownership interests of an entity. For purposes of this Agreement, an Affiliate of USCC includes:

(a)	USCC’s parent company, U.S. Cellular, and any entity that U.S. Cellular directly or indirectly owns or controls;

(b)	any Federal Communications Commission licensee:

(i)	with which U.S. Cellular has a management agreement, or

(ii)	in which U.S. Cellular is a general partner; and

(c)	U.S. Cellular’s parent company, Telephone and Data Systems, Inc., and any entity that Telephone and Data Systems, Inc., directly or indirectly owns or controls.

1.2
“Confidential Information” means with respect to either party hereto (including each party’s Affiliates, as applicable), this Agreement, together with all confidential business or technical information or materials of such party; provided, however, that Confidential Information shall not include information or materials that the Receiving Party (as defined in Section 4.1(a)) can demonstrate: (a) was known to the Receiving Party prior to the Effective Date free of any obligation of nondisclosure; (b) was generally known or available to the public prior to the date of disclosure to the Receiving Party or subsequently became generally known or available to the public through no fault of the Receiving Party; (c) was lawfully received by the Receiving Party from a third party free of any obligation of nondisclosure; or (d) is or was independently developed by the Receiving Party or any of its Affiliates, employees, consultants or agents without reference to any Confidential Information of the Disclosing Party (as defined in Section 4.1(a)). USCC’s Confidential Information shall include, without limitation: (i) the USCC Materials, (ii) all PII, and (iii) all Confidential Information of USCC that is (A) provided by or on behalf of USCC to Consultant or to any third party acting on behalf of Consultant, or (B) otherwise obtained by Consultant or by any third party acting on behalf of Consultant. Consultant’s Confidential Information shall include, without limitation: (i) the Consultant Tools (but without limiting the license and sublicense rights granted by Consultant pursuant to Section 2.6(b)(ii)), and (ii) all Confidential Information of Consultant that is (A) provided by or on behalf of Consultant to USCC or to any third party acting on behalf of USCC, or (B) otherwise obtained by USCC or by any third party acting on behalf of USCC.

1.3	“Contract Year of this Agreement” means one of the consecutive 12 months periods during the Term starting on the Effective Date or any anniversary of the Effective Date.

1.4	“Consultant Entities” means Consultant, its Affiliates, and their respective directors, officers, agents and employees.

1.5
“Consultant Tools” means proprietary works of authorship that have not been created specifically for USCC, and that do not uniquely address issues related to USCC’s business practices or contain or embody Confidential Information of USCC, including without limitation computer programs, methodologies, templates, flowcharts, architecture designs, tools, specifications, drawings, sketches, models, samples, records and documentation, as well as copyrights, trademarks, service marks, ideas, concepts, know-how, techniques, knowledge or data, and any derivatives thereof, which have been originated, developed or purchased by Consultant, a Consultant Affiliate, or by third parties under contract to Consultant or to a parent or affiliated company of Consultant.

1.6
“Data Security Incident” means the actual loss or misuse of Confidential Information or any other inadvertent, unauthorized or unlawful Processing of Confidential Information that compromises its security, confidentiality or integrity or otherwise creates a substantial risk of identity fraud or theft, regardless of whether the Confidential Information is in electronic or hard copy form.

1.7
“Deliverables” means any and all documents, designs, computer programs (in both object code and source code formats), computer systems, data, computer documentation and other tangible materials authored or prepared by Consultant for USCC pursuant to a Statement of Work, including any Consultant Tools incorporated therein. Each Deliverable shall be categorized by the parties as a “Category [***] Deliverable,” a “Category [***] Deliverable,” a “Category [***] Deliverable” or a “Category [***] Deliverable” in accordance with Section 2.6(b), Exhibit H and the applicable SOW.

1.8	“Hosted Solution” means a software solution, including DXP, that is hosted by Consultant for USCC.

1.9	“Hosting SOW” means a Statement of Work for a Hosted Solution or Services related to a Hosted Solution.

1.10	“PCI-DSS” means the applicable, current version of the Payment Card Industry Data Security Standard as adopted by the PCI Security Standards Council, LLC (or its successor or affiliated organization).

1.11
“Personally Identifiable Information” or “PII” means any of the following information that is provided by or on behalf of USCC to Consultant or to any third party acting on behalf of Consultant or is otherwise obtained by Consultant or any third party acting on behalf of Consultant: (a) any information that identifies or can reasonably be used to identify an individual, such as first and last name, social security number or other government issued number or identifier, date of birth, home or other physical address, e-mail address or other online contact information, IP address, telephone number, financial account number, credit or debit card number, biometric data, mother’s maiden name or other personally identifiable information; (b) personally identifiable “Customer Proprietary Network Information” or “CPNI” as that term is defined in the Communications Act of 1934 (as amended) and implementing regulations, 47 U.S.C. §222(h); (c) personally identifiable financial, health or insurance information including, without limitation, “non-public personal information” as that term is defined in the Gramm-Leach-Bliley Act (as amended) and implementing regulations, 15 U.S.C. §6809(4), and “protected health information” as defined in regulations relating to the Health Insurance Portability and Accountability Act (as amended) and implementing regulations, 45 CFR §160.103; (d) any unique persistent identifier associated with an individual or a networked device including, without limitation, a customer number held in a cookie, a user ID, a browser fingerprint, a processor serial number, a device serial number or any other number that uniquely identifies a particular telecommunications device, processor or computer; (e) the contents of any wire or electronic communication; or (f) any other information relating to an individual (including, without limitation, a person’s or a mobile device’s precise geographic location) that is combined with any of the information in clause (a) of this definition.

1.12
“Process” or “Processing” means any operation or set of operations that is performed upon Confidential Information, whether or not by automatic means, including, without limitation, collection, recording, organization, storage, access, adaptation, alteration, retrieval, consultation, use, corruption, transfer, transmission, sale, rental, disclosure, dissemination, making available, alignment, combination, deletion, erasure or destruction. For the avoidance of doubt, the remote access to information to perform the operation or set of operations (including, without limitation, via virtual private network such as Admin VDI) is not itself considered a “Process” or “Processing” hereunder.

1.13
“Sensitive Personally Identifiable Information” or “SPII” shall mean a subset of Personally Identifiable Information and means all: (a) government-issued identification numbers including, but not limited to, Social Security Numbers, driver’s license numbers, identification numbers and passport numbers; (b) financial institution account numbers; (c) credit or debit card “Primary Account Numbers” (PANs), Service Codes and Sensitive Authentication Data, as those terms are defined in the current version of the “Payment Card Industry Data Security Standard” (PCI DSS), as adopted by the PCI Security Standards Council, LLC (or its successor or affiliated organization); (d) “Protected Health Information” (PHI) as defined in regulations relating to the Health Insurance Portability and Accountability Act, as amended, and implementing regulations, 45 CFR §160.103; information related to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; the past, present or future payment for the provision of health care to an individual; or any other individual medical, medical history, health, biometric, disability, or genetic information; (e) passwords, personal identification numbers, access codes, answers to security questions and other security credentials that provide access to SPII as defined elsewhere in this definition; (f) videos or photographs of identifiable individuals in private areas, including home security monitoring footage; and (g) any other Personally Identifiable Information that USCC reasonably designates for the Consultant in writing as Sensitive Personally Identifiable Information.  SPII only includes such information as is provided by or on behalf of USCC to Consultant or any Third Party acting on behalf of Consultant or is otherwise obtained by Consultant or any Third Party acting on behalf of Consultant.

1.14
“Services” means certain project, support, consulting, scoping, development, testing, hosting, operation and other services which shall, from time to time, be rendered by Consultant for USCC pursuant to a Statement of Work.

1.15
“Statement of Work” or “SOW” means each project outline agreed to by Consultant and USCC in accordance with the terms and conditions of this Agreement, and substantially in the form attached hereto as Exhibit A. Statements of Work shall be executed by the parties and shall form a part of this Agreement.

1.16
“Technical and Organizational Security Measures” means appropriate administrative, technical and physical safeguards sufficient to protect against reasonably anticipated threats or hazards to the security, integrity and confidentiality of Confidential Information (including any unauthorized Processing of Confidential Information) commensurate with the type of Confidential Information in Consultant’s possession, custody or control including, without limitation, all such measures as are required by applicable laws.

1.17	“USCC Entities” means USCC, its Affiliates, and their respective directors, officers, agents and employees.

2.	SERVICES

2.1	Procedures for Engagement of Services.

(a)
The Services to be rendered by Consultant for USCC pursuant to this Agreement shall be engaged in the following manner. From time to time during the term of this Agreement, USCC and Consultant may enter into Statements of Work. Each Statement of Work shall include a complete and detailed description of the project which Consultant agrees to undertake, including, if and to the extent applicable, the proposed objectives, projected staffing levels, the assumptions upon which the SOW was developed, the site or sites where the Services are to be rendered, anticipated milestones, expected Deliverables, ramp-up and completion schedule, knowledge transfer plan, and pricing for such project. A Statement of Work may include Staff Support Services, as defined in Exhibit D, to be provided by Consultant subject to the terms of this Agreement, Exhibit D, and the applicable SOW. A Statement of Work shall provide specifications for Services and Deliverables to be provided thereunder (the “Specifications”). To the extent provided in a Statement of Work or otherwise agreed by the parties in writing, Consultant shall provide the Services at USCC’s facilities. When Services are provided at a USCC facility, USCC shall provide appropriate work space and other facilities such as computer support, consistent with the requirements of the Services to be provided under the Statement of Work. For the avoidance of doubt, Consultant shall not perform any Services except under an executed Statement of Work, and USCC shall be under no obligation to pay for any services performed or expenses incurred by Consultant that were not authorized in a Statement of Work.

(b)
Upon execution of a Statement of Work: (i) the services described therein shall be deemed “Services” for the purposes of this Agreement, and (ii) Consultant’s provision thereof shall be subject to, and governed by, the terms and conditions of this Agreement.

2.2	Personnel.

(a)
While at a USCC facility, Consultant’s personnel and agents shall comply with reasonable requests and standard procedures and policies of USCC, including (i) USCC’s safety and security rules and other rules applicable to those working in the facility, (ii) USCC’s policies concerning access to and security of any USCC computer system and USCC data to which Consultant may have access, (iii) USCC’s Consultant Code of Business Conduct attached hereto as Exhibit B, and (iv) the USCC Confidentiality, Privacy and Data Security Practices for Vendor Personnel attached hereto as Exhibit J; provided, that USCC has provided Consultant with copies of such rules and policies, and any other policies communicated to Consultant in writing regarding personal and professional conduct generally applicable to USCC’s facility. Such personnel and agents will conduct themselves in a businesslike manner. Consultant shall have a reasonable period of time to become compliant with any requests, policies and procedures provided to Consultant. Consultant personnel who are issued a badge to provide access to a USCC facility or access to any USCC computer system shall be registered by Consultant in the VMSP referred to in Section 3.3 at no cost to Consultant.

(b)
If USCC determines in good faith that a particular Consultant employee or agent (i) is not conducting him or herself in accordance with Section 2.2(a), or (ii) is not performing the Services in a satisfactory manner as described in this Agreement and the applicable Statement of Work, USCC may provide Consultant with notice thereof and Consultant shall, at USCC’s reasonable request and upon USCC’s prior written notice, remove and replace such individual. Prior to such removal and replacement of any individual pursuant to clause (ii) of this Section 2.2(b), the Agreement Managers (as defined in Section 2.2(d)) will use good faith efforts to agree upon (I) ways to improve the performance of such Consultant’s employee or agent, and (II) a reasonable cure period not to exceed fourteen days. USCC reserves the right to deny access to its premises to any such individual on reasonable advance notice to Consultant.

(c)
Except to the extent provided in a Statement of Work or otherwise agreed by the parties in writing, all Consultant personnel performing the Services at or near USCC’s facilities shall be based in that vicinity, and USCC shall not be responsible for any travel, mileage or living expenses with respect to such personnel.

(d)
Each party shall designate (i) one manager (each, an “Agreement Manager”) who shall be responsible for implementing this Agreement and for providing timely management decisions as required relating to this Agreement, and (ii) for each Statement of Work, one project manager (each, a “Project Manager”) who shall be responsible for providing timely management decisions as required relating to such Statement of Work. Any Agreement Manager or Project Manager may be replaced from time to time by the designating party upon written notice to the other party.

2.3
Schedule. A SOW may contain a time schedule for completion of the Services required thereunder (the “Schedule”). Unless otherwise specified in a SOW, USCC and Consultant expressly acknowledge and agree that, subject to Section 2.5, all Schedules are firm for fixed performance dates, and Consultant shall complete such Services in accordance with the Schedule. Any changes to the Schedule shall be made in accordance with Section 2.4.

2.4
Changes to SOW. Each party may request changes that affect the scope or duration of the Services relating to any Statement of Work, including changes in the Specifications and Deliverables. Each party also may request a change in the Schedule without changing the scope of the applicable Statement of Work. If a party requests any such change, Consultant shall notify USCC if it believes that an adjustment in the fees to be paid to Consultant with respect to the applicable Statement of Work, or an adjustment to the applicable Schedule, is required. The parties shall then negotiate in good faith a reasonable and equitable adjustment in each or any of the applicable fees, Deliverables, Services, Schedule or Specifications. Consultant shall continue to perform pursuant to the existing Statement of Work, and neither party shall be bound by any change requested by the other party, until such change has been accepted in writing by the other party.

2.5
USCC Obligations. USCC’s obligations in connection with a particular engagement, if any, shall be set forth in the applicable Statement of Work. USCC shall cooperate with Consultant in the performance of the Services hereunder, including, without limitation, providing Consultant with reasonable facilities (including its computer and communications networks, office space, and work facilities), and a VPN connection to allow Consultant remote access to USCC, and timely access to data, information and personnel of USCC, as reasonably necessary, at no charge, and USCC acknowledges and agrees that Consultant’s performance is dependent in part upon the timely and effective satisfaction of USCC’s responsibilities hereunder and timely decisions and approvals of USCC in connection with the Services. USCC acknowledges that when a Statement of Work provides that USCC’s personnel are to work with Consultant’s personnel in connection with an engagement, USCC’s failure to assign USCC personnel having skills commensurate with their role with respect to such engagement could adversely affect Consultant’s ability to provide the Services. Consultant shall be entitled to rely on all decisions and approvals of USCC in connection with the Services. To the extent that (a) Consultant fails to meet its obligations with respect to milestone or delivery dates, or a fixed fee engagement will extend longer than anticipated in the relevant Statement of Work, and (b) the conditions described in clause (a) are due to USCC’s failure to perform its responsibilities described in the Statement of Work, Consultant shall not be deemed to be in breach of this Agreement, and the Schedule shall be amended to account for any delays to the extent caused by USCC’s failure.

2.6	Proprietary Rights.

(a)	[RESERVED]

(b)
The following provisions of this Section 2.6(b) shall apply with respect to Services and Deliverables (including Consultant Tools) that are provided pursuant to this Agreement in connection with (I) Consultant’s software that was licensed to USCC after the Original MSA Effective Date or (II) any derivative works created by Consultant for USCC based upon the items described in the preceding clause (I).

(i)
Any intellectual property that is created by Consultant for, or in connection with, such software as part of the Services shall vest with (I) Consultant, or (II) Consultant and USCC, in accordance with the following, except as otherwise agreed and specified in the applicable SOW:

(A)
Category [***] Deliverables (as defined in Exhibit H and the applicable SOW) - All intellectual property rights in such Deliverables shall vest with Consultant. Consultant hereby grants to USCC a royalty-free license to use such Deliverables in conjunction with, and otherwise in accordance with, the same license terms as the license granted by Consultant to USCC to Consultant’s proprietary software products to which such Deliverable relates.

(B)
Category [***] Deliverables (as defined in Exhibit H and the applicable SOW) - Consultant hereby irrevocably transfers and assigns to USCC an equal, undivided, one-half (l/2) interest (provided that, pursuant to Section 4.1(f), USCC’s interest shall be restricted in the case of Category [***] Deliverables, as categorized pursuant to Section 2.6(b)(i)(B)(I)) in all intellectual property rights in Category [***] Deliverables, except with respect to Consultant Tools, without an obligation to account to Consultant for any exploitation of such jointly-owned Category [***] Deliverables. USCC hereby acknowledges that upon such transfer and assignment by Consultant, Consultant retains all right, title and interest in and to an equal, undivided, one-half (l/2), unrestricted interest in all intellectual property rights in Category [***] Deliverables, without an obligation to account to USCC for any exploitation of such jointly-owned Category [***] Deliverables.

(I)	Each Category [***] Deliverable shall be further classified either as a Category [***] Deliverable or a Category [***] Deliverable as agreed upon by the parties and set forth in the SOW.

(II)
In addition to any other restrictions and limitations applicable to Category [***] Deliverables in general or applicable to Category [***] Deliverables, USCC’s interest in Category [***] Deliverables shall be subject to the restrictions set forth in Section 4.1(f).

(C)
Category [***] Deliverables (as agreed and specified in the applicable SOW) - All intellectual property rights in such Category [***] Deliverables, except with respect to Consultant Tools, shall vest with USCC subject to any rights as expressly provided to Consultant in this Section 2.6(b)(i)(C) and/or the applicable SOW. Consultant may use such Deliverables solely in connection with its performance of the Services. Notwithstanding the right of USCC to ownership of such Deliverables, Consultant retains the right to redevelop and unrestricted rights to use, transfer or otherwise exploit similar Deliverables for itself and for other customers of Consultant where such development does not include the actual Category [***] Deliverable developed for USCC.

(ii)
USCC acknowledges that as part of Consultant’s provision of the Services in connection with such software, Consultant may utilize Consultant Tools, which shall remain solely and exclusively the property of Consultant. Upon payment by USCC for any applicable Deliverable that incorporates any Consultant Tools, to the extent that Consultant incorporates any of Consultant Tools into the Deliverables (which Consultant shall do only in accordance with the applicable Statement of Work), Consultant hereby grants to USCC a worldwide, perpetual, royalty-free, nonexclusive, internal use, right and license to use, modify, display, perform and reproduce Consultant Tools (in both source code and object code formats), and to prepare derivative works based on Consultant Tools, solely in connection with USCC’s use, operation, modification, enhancement and maintenance of the Deliverables, and, subject to Section 4, to authorize its agents, subcontractors or employees to do any or all of the foregoing. Additionally, USCC may transfer its license to, or may sublicense, Consultant Tools to the extent that such Consultant Tools are incorporated into a Deliverable, if USCC transfers or sublicenses such Deliverable. Notwithstanding the foregoing, USCC shall not: (i) license, sublicense, or disclose to any third party any Consultant Tools except as incorporated into a Deliverable; (ii) utilize or disclose Consultant Tools as independent programming, development tools or templates; or (iii) translate, decompile, disassemble or reverse engineer all or any part of Consultant Tools (nor permit any third party to do the same).

(iii)
Consultant may use any USCC Materials (as defined in Section 8.2) only for purposes of performing the Services hereunder. Except as set forth in the foregoing sentence, all right, title and interest in and to the USCC Materials are reserved by USCC. Except as expressly granted herein, nothing in this Agreement shall be construed as conferring any right, title, interest or license by implication, estoppel or otherwise with respect to the USCC Materials upon Consultant.

(iv)
Subject to Section [***], Consultant, on behalf of itself and its Affiliates and suppliers, reserves all proprietary rights in and to (A) all designs, engineering details and other data pertaining to the Services related to such software, and (B) all original works, computer programs, discoveries, inventions, patents, know-how, and techniques arising out of the Services done wholly or in part by Consultant or its Affiliates or contractors. Performance by Consultant of the Services will not be deemed to create works-for-hire but will instead be subject to this Section 2.6(b).

2.7
Acceptance of Services and Deliverables. USCC, with Consultant’s cooperation and assistance, may conduct acceptance tests to verify whether the Services and/or Deliverables substantially conform to the applicable Specifications as and to the extent and during the time period (the “Acceptance Period”) specified in the applicable Statement of Work. If USCC notifies Consultant of any material non-conformities with the Specifications in any of the Services or Deliverables (collectively “Non-conformities”) in writing within the applicable Acceptance Period, Consultant shall promptly correct such Non-conformities at its own expense and shall notify USCC when the corrections are complete. USCC then shall have the right to test the corrected Services or Deliverables, as upon the initial completion of the applicable Services or Deliverables. USCC and Consultant may agree in a Statement of Work that certain Non-conformities will be corrected after acceptance of a Service or Deliverable during the post-implementation period. If USCC does not notify Consultant of any material Non-conformities within the Acceptance Period, or if USCC commences commercial use of the Services or Deliverables in connection with bills sent or other services provided to USCC subscribers (“Commercial Use”), USCC shall be deemed to have accepted the Services or Deliverables. USCC may, subject to Section 11.17, terminate the Services under a Statement of Work if Consultant fails to correct a Non-conformity with respect to such Statement of Work within sixty (60) days (the “Correction Period”) after the later to occur of the following: (a) Consultant’s receipt of written notice from USCC of such Non-Conformity, or (b) Consultant’s receipt of written notice from USCC that USCC will terminate the Services if such Non-conformity is not corrected. In such event, Consultant shall refund the fees and expenses paid by USCC to Consultant for: (i) the Non-conforming Services or Deliverables under such Statement of Work, and (ii) any other Services or Deliverables that were previously paid for in whole or in part by USCC under such Statement of Work (the “Initial Services or Deliverables”) in which the Initial Services or Deliverables were identified as being part of an aggregated Deliverable (the “Aggregated Deliverable”) comprising additional components or phases, including the Non-conforming Services or Deliverables, that were intended to be used together, and provided that: (A) the Non-conforming Services or Deliverables were identified in such Statement of Work as being parts of the Aggregated Deliverable; (B) the value to USCC of the Initial Services or Deliverables is materially diminished because such Initial Services or Deliverables will not be part of the Aggregated Deliverable; (C) the Initial Services or Deliverables have been in Commercial Use for less than one hundred (100) days; and (D) USCC ceases Commercial Use of the Initial Services or Deliverables at or before the end of the Correction Period and returns to Consultant the Deliverables that are part of such Initial Services or Deliverables. The foregoing shall be USCC’s sole remedy for such Non-conformity.

2.8	Replacement of Personnel.

(a)
If any Consultant employee or agent performing Services hereunder solely at USCC’s site is replaced (i) for the reasons set forth in Section 2.2(b)(i), or (ii) by Consultant other than at USCC’s direction, the choice of replacement personnel shall be subject to USCC’s approval, which will not be unreasonably withheld. In addition, Consultant shall not charge USCC for activities relating to required knowledge transfer to the replacement and otherwise preparing the replacement to perform Services at USCC’s site.

(b)
If USCC requests that any Consultant employee or agent be replaced within one week after such employee or agent begins performing Services hereunder for the reasons set forth in Section 2.2(b)(ii), and such employee or agent is replaced, then Consultant shall not charge USCC for any Services performed by or expenses incurred by such replaced employee or agent.

2.9
USCC Affiliates. During the term of this Agreement, if any USCC Affiliate desires to engage Consultant to perform Services hereunder, such USCC Affiliate may enter into a Statement of Work hereunder. Any such Statement of Work shall create contractual rights and obligations solely between such USCC Affiliate and Consultant.

3.	FEES AND EXPENSES.

3.1
Service Fees. Subject to Sections 3.2 and 3.3, USCC shall pay Consultant for the provision of Services in accordance with the schedule of fees and charges set forth in the applicable Statement of Work. Subject to USCC’s obligations to provide facilities and equipment for Consultant’s use, at no cost to Consultant, in accordance with this Agreement and the applicable Statement of Work, Consultant shall furnish all labor, materials, services and equipment, and shall perform all of the Services, solely at Consultant’s cost and expense. Without right to reimbursement from USCC, Consultant shall pay or cause to be paid all contributions, payments, taxes and deductions for social security, old age retirement benefits, unemployment insurance, and annuities, pension or welfare fund payments required by any labor union or by any governmental body, and all withholding taxes, measured by or related to the wages, salaries or other compensation paid to persons employed or engaged by Consultant in connection with the performance of such Services under this Agreement. Consultant shall comply with all laws and regulations in connection with the foregoing.

3.2
Time Entry. Consultant shall cause all Consultant personnel performing Services hereunder on a time and materials basis to enter the time they spend performing such Services into a USCC-provided time entry system, set forth in the applicable Statement of Work, or via any other USCC-defined method set forth in the applicable Statement of Work, on a weekly basis. Notwithstanding anything to the contrary herein, USCC shall not be required to pay any hourly fees associated with Services to the extent that the time spent performing such Services has not been entered into such time entry system within 30 days after the performance thereof.

3.3
Service Fee. Except as otherwise provided in a Statement of Work, Consultant agrees and acknowledges that, to the extent agreed to by Consultant and USCC’s vendor management service provider (the “VMSP”) and to the extent that Consultant is required by USCC to use the services of such VMSP, USCC shall deduct from Consultant’s fee a certain percentage of the fees incurred for Services performed hereunder (other than expenses) and will instead use such deducted amounts to subsidize the cost of services provided to USCC by such VMSP.

3.4
Expenses. USCC shall reimburse Consultant for its reasonable out-of-pocket costs and expenses specifically authorized in the applicable Statement of Work or otherwise authorized in advance in writing by USCC in connection with the Services and in accordance with the reimbursement policy summarized in Exhibit E. Consultant shall submit a weekly expense report (including documentation of all reported expenses) to USCC, in the manner set forth in the applicable Statement of Work, detailing expenses incurred no earlier than two weeks prior to the date of such report. Consultant shall provide documentation of all expenses for which Consultant requests reimbursement on a monthly basis in accordance with the agreed reimbursement policy, prior to the generation of any invoice on which such expenses are listed. Notwithstanding anything to the contrary herein, USCC shall not be required to reimburse Consultant for any expenses to the extent that Consultant has not presented an expense report verifying such expenses within 45 days after such expenses were incurred.

3.5
Records; Audit. Consultant shall maintain adequate records of the fees and expenses charged to USCC with respect to the Services under each Statement of Work for at least two (2) years after completion of the applicable Statement of Work. Consultant shall make such records available to USCC during normal business hours and at agreed-upon times upon (a) written notice of not less than 60 days in the case of USCC’s internal auditors, or (b) for all other auditors (e.g., external, governmental, etc.), written notice as long in advance as reasonably practicable. Consultant shall cooperate in any audit of such records that USCC may undertake; provided, however, that any such audit shall be solely at USCC’s cost and expense. If, as a result of such audit, it is determined that Consultant has overcharged USCC, USCC shall notify Consultant of the amount of such overcharge, and Consultant shall credit to USCC the amount of such overcharge. If any audit reveals discrepancies equal to or greater than 5% for the period of time audited, Consultant shall reimburse USCC for all reasonable out of pocket costs related to the audit. No such audit may occur more than once in any 12-month period unless USCC needs to do so for purposes for defending itself or its Affiliates with respect to litigation or threatened litigation.

3.6
Payment Terms. Invoices for the Services shall be generated as described in the applicable Statement of Work every thirty (30) days for time and materials engagements or at agreed upon milestones or period payment dates for fixed price engagements, as set forth in the relevant Statement of Work, with any credit balance to be applied to any amounts due Consultant by USCC or refunded, as the case may be. If generated by Consultant, invoices shall be delivered to USCC using one of the following applicable methods:

When No USCC Purchase Order Is Issued:

Discounted Invoices (No Purchase Order)	Non-Discount Invoices (No Purchase Order)	Credit Memos
Via regular mail:	Via regular mail:	Via regular mail:
Submit via email only- DO NOT MAIL	U.S. Cellular PO Box 620989 Middleton, WI 53562-8430	U.S. Cellular PO Box 620989 Middleton, WI 53562-8430
Via e-mail:	Via e-mail:	Via e-mail:
invscan.uscnonpodiscounts@tdsinc.com	usc.nonpovendorinv@tdsinc.com	usc.nonpocm@tdsinc.com

When a USCC Purchase Order Is Issued:

Discounted Invoices with Purchase Order Number	Non-Discount Invoices with Purchase Order Number	Credit Memos
Via regular mail:	Via regular mail:	Via regular mail:
Submit via email only - DO NOT MAIL	U.S. Cellular PO Box 628430 Middleton, WI 53562-8430	U.S. Cellular PO Box 628430 Middleton, WI 53562-8430
Via e-mail:	Via e-mail:	Via e-mail:
invscan.uscpodiscounts@tdsinc.com	usc.povendorinv@tdsinc.com	usc.pocm@tdsinc.com

Each invoice shall include documentation of all expenses for which Consultant requests reimbursement in such invoice. All payments of undisputed fees and reimbursements of expenses/materials costs by USCC to Consultant shall be made within thirty (30) days after USCC’s receipt of the applicable invoice. If USCC or Consultant believes that any adjustments to any invoices are necessary, it shall give written notice to the other party, detailing the nature and basis of the requested adjustment, within ten (10) days after the disputing party’s receipt of such invoice. USCC has the right to withhold any amounts that are the subject of a good-faith dispute. Consultant shall continue to perform the Services during the resolution of any such dispute. The parties shall negotiate in good faith to resolve any dispute relating to an invoice within twenty (20) days after a party has notified the other party of such a dispute. Consultant may assess interest on past due amounts at the lesser of 12% per annum or the maximum interest rate allowed by law; provided, however, at least three business days prior to assessing any such interest, Consultant shall notify USCC in writing (which may occur via electronic mail) that Consultant has not yet received the applicable payment, and Consultant shall not assess any such interest if USCC tenders payment prior to the end of such three business day period.

3.7
Taxes. Except as otherwise expressly set forth in this Agreement or the applicable SOW, USCC and Consultant shall be responsible for the timely reporting and payment of all taxes legally applicable to and assessable on USCC and Consultant, respectively, in connection with this Agreement including (a) sales, use, excise, value-added, business, service, goods and services, consumption, and other similar taxes; (b) withholding and employment-related taxes and fees; (c) franchise and property taxes; (d) customs and duties and other ad valorem taxes and government fees; and (e) its own income taxes. In this regard, however:

(a)
USCC shall bear the burden of United States federal, state and local sales, use and similar taxes imposed on USCC’s purchase/use of Consultant’s property and USCC’s receipt of Consultant’s services (“U.S. Transaction Taxes”). U.S. Transaction Taxes that the Consultant is required to collect shall be separately stated on Consultant’s invoices and will be in addition to other charges.

(b)
Consultant shall bear the burden of all other foreign and United States taxes imposed in connection with the transactions contemplated by this Agreement other than (i) U.S. Transaction Taxes, (ii) withholding and employment-related taxes and fees of individuals not considered Consultant’s employees or subcontractors under this Agreement, and (iii) USCC’s own United States (federal, state, and local) franchise, property and income taxes.

(c)
USCC may withhold from any payments due Consultant and remit to the relevant taxing jurisdictions any tax required by law to be withheld and remitted. If Consultant supplies USCC with the correct federal income tax form that properly claims complete exemption from U.S. withholding tax under a treaty and such federal income tax form is true, complete and accurate in all respects, USCC does not intend to withhold such tax. However, if USCC does not withhold based on exemption information provided by Consultant in accordance with this Section or Section 3.7(e), Consultant shall remain responsible for any such non-withheld taxes later assessed against USCC. If USCC intends to withhold despite information provided by Consultant in accordance with this Section or Section 3.7(e), USCC shall provide to Consultant a written explanation in sufficient detail for Consultant to understand the justification for such withholding.

(d)	Each party shall promptly reimburse the other party for any tax paid by that other party but for which that first party is to bear the burden.

(e)
The parties shall cooperate in good faith to minimize taxes to the extent legally permissible including, without limitation, the timely provision to the other party of any resale exemptions, multiple points of use certificates, treaty certifications and other exemption information reasonably requested by the other party.

(f)	Except as provided in Section 3.7(g), as used in this Section 3.7, the word “tax” or “taxes” includes interest imposed thereon and penalties imposed with respect thereto.

(g)
Notwithstanding the foregoing: (i) USCC will not bear the burden of interest and penalties resulting from Consultant’s failure to withhold taxes or to charge USCC taxes or from Consultant’s failure to timely and properly file any related tax or other jurisdictional filings except where such failure is due to an action or inaction by USCC; and (ii) Consultant will not bear the burden of interest and penalties resulting from USCC’s failure to withhold taxes or to charge Consultant taxes or from USCC’s failure to timely and properly file any related tax or other jurisdictional filings except where such failure is due to an action or inaction by Consultant.

4.	CONFIDENTIALITY.

4.1	Nondisclosure of Confidential Information.

(a)
All Confidential Information supplied by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) shall remain solely and exclusively the property of the Disclosing Party. The Receiving Party shall not use or disclose to any third party any of the Disclosing Party’s Confidential Information except (i) as expressly authorized in this Agreement, (ii) as reasonably necessary or appropriate to perform the Receiving Party’s obligations under this Agreement, or (iii) with the prior written consent of the Disclosing Party, which consent may be withheld in the Disclosing Party’s sole discretion.

(b)
The Receiving Party shall disclose the Disclosing Party’s Confidential Information only to those of its Affiliates (and its and their respective employees and individuals providing services to Receiving Party), agents, representatives and consultants (each an “Independent Contractor,” as opposed to personnel of a third-party vendor, other than a staffing agency, that provides services for the Receiving Party) who have a need to know it for the purposes of this Agreement and who have executed a written nondisclosure agreement containing terms substantially similar to this Section 4 regarding such Confidential Information (or, with respect to the Receiving Party’s employees and the employees of its Affiliates, are otherwise subject to terms substantially similar to this Section 4 regarding such Confidential Information). The Receiving Party shall protect the Confidential Information of the Disclosing Party with the same level of care with which it protects its own Confidential Information, but in no event with less than reasonable care.

(c)
Neither party shall create or maintain data sets that are derived from or derivative works of the other party’s Confidential Information except for the purpose of performing its obligations under this Agreement. The Receiving Party shall not permit any officer, director, employee, agent, other representative, subsidiary, Affiliate or any other person or entity acting on behalf of the Receiving Party or any third party to Process Confidential Information unless such Processing is in compliance with this Agreement and conducted solely by individuals who have been appropriately trained and are bound by commercially reasonable and legally enforceable confidentiality obligations and have a legitimate business reason to Process such information as contemplated by this Agreement. Each party shall be responsible for any unauthorized use or disclosure of any of the other party’s Confidential Information received by it and its Affiliates and its and their respective employees and Independent Contractors. Each party shall Process the other party’s Confidential Information only in compliance with all applicable trade secret, privacy and data protection laws to which such party is subject while refraining from, by act or omission, knowingly placing the other party in violation of any applicable law. Subject to Section 9 of Exhibit G, each party shall notify the other party within a reasonable time after becoming aware of any unauthorized use or disclosure of any of the other party’s Confidential Information received by it and its Affiliates and its and their respective employees and Independent Contractors.

(d)
Other vendors of USCC who will have access to Consultant’s Confidential Information will first sign a nondisclosure agreement with Consultant substantially in the form attached hereto as Exhibit C1. (If Consultant will have access to the vendor’s confidential information, Consultant and such vendor will instead sign the mutual nondisclosure agreement substantially in the form attached hereto as Exhibit C2.)

(e)
If such vendor is a Consultant Competitor (as defined in Exhibit F hereto), USCC will not provide to such vendor any Category [***] Deliverable (as defined in Exhibit H and the applicable SOW) for a period of [***] following commencement of Consultant’s Services for the development of such Deliverable. USCC will also sign a confidentiality and nondisclosure agreement with such Consultant Competitor that limits such Consultant Competitor’s use of Consultant’s Confidential Information to supporting USCC’s use of the Deliverables hereunder.

(f)
With respect to the Category [***] Deliverables, a Consultant Competitor may be provided access to such Deliverables subject to the following restrictions: (i) such access shall be used solely for purposes of providing services for USCC and shall be provided only to individuals who have a need for such access in order to provide services for USCC; (ii) such Deliverables shall reside exclusively on USCC’s network; (iii) such Consultant Competitor shall be limited to accessing such Deliverables either via direct access to USCC’s network or via VPN-like technology; and (iv) such Consultant Competitor shall have agreed not to replicate such Deliverables locally and otherwise not to remove such Deliverables from USCC’s network. USCC shall remain primarily liable for any violation by such Consultant Competitor of any of the foregoing terms or conditions in this Section 4.1(f). In the event of such violation, Consultant shall be entitled to all remedies available at law and equity including termination of any affected license. In addition, notwithstanding anything to the contrary in this Agreement, USCC will indemnify Consultant for any damages incurred by Consultant as a result of such violation by such Consultant Competitor of any of the foregoing terms or conditions in this Section 4.1(f).

4.2
Required Disclosures. Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent that the Receiving Party is required by any applicable governmental authority to do so; provided, however, that in such event, to the extent permitted by applicable law, the Receiving Party shall notify the Disclosing Party and shall cooperate with the Disclosing Party in any attempt to contest or limit such required disclosure, solely at the Disclosing Party’s cost and expense. Notwithstanding the foregoing, if either party intends to file a version of this Agreement with the U.S. Securities and Exchange Commission, the parties will prepare a jointly-redacted version of this Agreement and the filing party will make a request for confidential treatment thereof, and each party will continue to treat such redacted terms as the Confidential Information of the other.

5.	TERM AND TERMINATION.

5.1	Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated in accordance with Section 5.2 (“Term”).

5.2	Termination.

(a)
USCC or Consultant may terminate this Agreement and all Statements of Work hereunder, immediately upon written notice of termination, in the event of a material breach of this Agreement by the other party, if such breach continues uncured for a period of sixty (60) days after written notice of such breach, subject to Section 11.17; provided, however, that USCC or Consultant, as applicable, may also choose to terminate only the Statement of Work related to the applicable breach.

(b)
USCC or Consultant may terminate this Agreement and all Statements of Work hereunder, immediately upon written notice of termination to the other party, in the event the other party: (i) becomes insolvent; (ii) makes an assignment for the benefit of creditors; (iii) files a voluntary bankruptcy petition; (iv) acquiesces to any involuntary bankruptcy petition; or (v) is adjudicated bankrupt.

(c)	USCC or Consultant may terminate this Agreement for any or no reason upon thirty (30) days written notice to the other party, provided that there are no then-current Statements of Work.

(d)
Unless otherwise provided in a Statement of Work or otherwise agreed by the parties in writing, USCC may terminate any Statement of Work for any or no reason upon written notice to Consultant at least 45 days prior to the effective date of such termination.

(e)	Either party may terminate a Statement of Work in accordance with Section 2.7 or 11.4.

5.3	Consequences of Termination.

(a)
Prior to the effective date of such termination, a final invoice including all fees and charges for Services performed and expenses incurred prior to and including the effective date of termination shall be generated as set forth in each applicable Statement of Work, and USCC shall pay such invoice in accordance with Section 3.6. For Statements of Work to be performed for a fixed fee, unless otherwise set forth in such Statement of Work, USCC shall be invoiced and shall pay for fees and expenses relating to: (i) Deliverables and other milestones, each to the extent accepted in accordance with Section 2.7, plus (ii) for each partially completed Deliverable, an amount equal to the product of (A) the percentage of completion of such partially-completed Deliverable stated as a decimal, multiplied by (B) the fees set forth in the Statement of Work for such Deliverable if such Deliverable had been completed.

(b)
If USCC wishes to terminate a Statement of Work upon less than 30 days notice (or such notice as is otherwise set forth in the applicable Statement of Work), USCC shall pay: (i) for, time and materials engagements, a fee equal to the aggregate amount that Consultant’s personnel performing the applicable Statement of Work would have billed during each day of the Short Notice Period; or (ii) for fixed fee engagements, the greater of (A) the time and materials that Consultant’s personnel performing the applicable Statement of Work would have billed during each day of the Short Notice Period, and (B) the pro rated amount of the fixed fee applicable to the Short Notice Period. “Short Notice Period” shall mean the number of days that is equal to thirty days, less the number of days’ notice of termination provided by USCC.

(c)	Upon the termination of this Agreement, Consultant shall deliver all existing Deliverables and all Deliverables-in-progress to USCC.

(d)
Except with respect to any of Consultant’s Confidential Information contained or embodied in the Deliverables and Deliverables-in-progress delivered to USCC pursuant to Section 5.3(c), upon the termination of this Agreement or any applicable SOW, each party shall securely destroy all Confidential Information of the other party (including all copies thereof) and all other papers, materials and other property of the other party in such party’s possession pursuant to this Agreement or applicable SOW and shall certify that it has effectively destroyed such Confidential Information (i) by erasing it from all of its electronic media so that it is unreadable or indecipherable through any means, and (ii) by destroying any physical papers or materials containing any such Confidential Information. Before destroying any USCC Confidential Information, Consultant shall provide a copy thereof to USCC. Each party shall notify the other party if any applicable legal or regulatory preservation obligation prevents the return or destruction of any specified Confidential Information and, if necessary, such party shall retain such specified Confidential Information, provided that it may not Process such Confidential Information without the prior written consent of the other party. Notwithstanding the foregoing, each party may retain any Confidential Information of the other party that is necessary to exercise any of such party’s surviving rights or obligations hereunder.

(e)
Sections 2.6, 3.5, 4, 5.3, 7, 8, 9, 11.2, 11.5, 11.6, 11.7, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13, 11.14, 11.15, 11.16 (to the extent set forth therein), 11.17 and 11.18, and any other provision that should naturally extend beyond the termination of this Agreement shall survive termination of this Agreement for any reason.

6.	INSURANCE.

6.1	Consultant shall maintain, during the Term of this Agreement, at its own expense, the following insurance related to Consultant’s activities in the United States:

(a)	Statutory workers compensation insurance and employer’s liability in an amount no less than $1,000,000 per occurrence;

(b)
Comprehensive general liability insurance with bodily injury and property damage limits of $10,000,000 per occurrence and annual aggregate (in any combination of primary or umbrella coverage). (Such insurance shall include products liability, contractual liability and completed operations coverage.)

(c)
If the use of automobiles is required, comprehensive automobile liability insurance, each with limits of $1,000,000 for bodily injury, including death, to any one person, and $1,000,000 for each occurrence of property damage;

(d)	Excess liability insurance in the umbrella form with a combined single limit of $5,000,000 annual aggregate; and

(e)
Professional liability or errors and omissions insurance in the amount of $10,000,000 per claim and in the aggregate. The professional liability insurance shall include coverage for infringement of intellectual property rights of any third party (including infringement of copyrights and trademarks, but excluding infringement of patents and trade secrets). The coverage shall include claims arising from wrongful acts from technology products or professional services, including coverage for claims resulting from viruses, and unauthorized access of private or confidential information. The coverage shall be maintained during the Term of this Agreement and for at least one (1) year after termination of this Agreement.

6.2
The Commercial General Liability policy shall name USCC as additional insured and waive subrogation in favor of USCC, and such endorsements shall be listed on a certificate of insurance furnished to USCC.

6.3
Consultant shall furnish to USCC certificates of such insurance within ten Business Days following USCC’s written request, such request not to be made more than once annually. Consultant shall not cancel or fail to renew such insurance without providing written notice to USCC within 30 days following such cancellation or nonrenewal.

6.4
Consultant shall ensure that Consultant’s subcontractors, if any, which may enter upon USCC’s premises, maintain similar insurance and agree to furnish USCC, if requested, with certificates or adequate proof of such insurance.

7.	WARRANTIES.

7.1
Violation of Law. Consultant represents and warrants to USCC that as of the date of performance, Consultant’s performance of the Services does not and shall not violate any applicable law, rule, or regulation.

7.2
Professional Standards. Consultant represents and warrants to USCC that: (a) all Services will be performed and all Deliverables delivered by Consultant in a good and workmanlike manner in accordance with applicable industry standards and practices and the Specifications for such Services and Deliverables set forth in the applicable Statement of Work (subject to USCC’s undertaking to provide facilities and equipment as specified in this Agreement and the applicable Statement of Work); (b) Consultant possesses the necessary equipment, personnel and other expertise necessary to provide the Services and Deliverables as set forth herein and in the Statement of Work; and (c) Consultant personnel rendering the Services and developing the Deliverables shall have the appropriate technical skills, training, experience and expertise to enable Consultant to perform its responsibilities hereunder. The warranty period is [***] days. If Consultant breaches this warranty, then subject to the applicable terms and conditions set forth in Sections 2.2(b) and 2.8, Consultant shall replace the relevant Consultant personnel. The foregoing shall be USCC’s sole remedy for such breach.

7.3	Services and Deliverables Warranties and Obligations.

(a)
USCC shall be responsible for ensuring its compliance with all applicable laws and regulations and with USCC’s security and data privacy policies. To the extent such compliance will be impacted by the deployment of software Deliverables being provided to USCC under this Agreement, Consultant will, via compliance with the Specifications in the applicable SOW, make reasonable efforts to ensure compliance of such Services and Deliverables to requirements specified by such applicable laws and regulations and USCC’s security and data privacy policies. To the extent requested by USCC and specified in the applicable SOW, Consultant shall make available to USCC appropriate product and subject matter experts as may reasonably be requested to assist USCC in defining the business requirements and functionality required for USCC to comply with (i) applicable laws and regulations, including privacy rights protection and data security requirements, and (ii) laws and regulations relating to the protection and privacy of the USCC Personally Identifiable Information, all to the extent expressly agreed to in the Specifications in the applicable SOW, provided, however, that in so assisting USCC, USCC shall not require Consultant to provide, and Consultant shall not be deemed to have provided, any legal services, advice or counsel to USCC.

(b)
For a period of [***] ([***]) days following USCC’s acceptance of any Services or Deliverables in accordance with Section 2.7, Consultant represents and warrants to USCC that the Deliverables and Services shall materially conform to and perform in substantial accordance with the applicable Specifications.

(c)
The foregoing warranties of Consultant shall not apply to Deliverables that are modified by anyone other than Consultant or its agents (except as authorized by Consultant). If Consultant breaches this warranty, Consultant shall use commercially reasonable efforts to repair or replace the defective Deliverables or Services within 60 days (the “Cure Period”) after being notified of such breach by USCC and that USCC will require a refund of the fees paid for such defective Deliverable if such Non-conformity is not corrected. If Consultant fails to repair or replace such defective Deliverables within 60 days after being notified of such breach by USCC, Consultant shall, subject to Section 11.17, refund to USCC the fees and expenses paid by USCC to Consultant for: (i) such defective Deliverables, and (ii) any Initial Services or Deliverables that were previously paid for in whole or in part by USCC under such Statement of Work in which the Initial Services or Deliverables were identified as being part of an Aggregated Deliverable; provided that: (A) such defective Deliverables were identified in such Statement of Work as being part of the Aggregated Deliverable; (B) the value to USCC of the Initial Services or Deliverables is materially diminished because such Initial Services or Deliverables will not be part of the Aggregated Deliverable; (C) the Initial Services or Deliverables have been in Commercial Use for less than one hundred (100) days; and (D) USCC ceases Commercial Use of the Initial Services or Deliverables at or before the end of the Cure Period and returns to Consultant the Deliverables that are part of such Initial Services or Deliverables. The foregoing shall be USCC’s sole remedy for such breach. Notwithstanding the foregoing, any warranty period for custom software will be specified in the applicable Statement of Work.

7.4
Viruses. Consultant represents and warrants to USCC that it will use commercially reasonable means to ensure that its performance of the Services and the Services themselves will not introduce viruses or other harmful elements designed to disrupt the orderly operation of, or impair the integrity of data files resident on, any of USCC’s hardware. Consultant further represents and warrants to USCC that Consultant shall use the latest generally and commercially available (in the United States) and most comprehensive virus detection/scanning programs, from a reputable vendor of anti-virus software, to protect USCC’s systems and data. Consultant further represents and warrants to USCC that, as of the date each Deliverable is delivered to USCC, such Deliverable shall not contain any such virus or other harmful element.

7.5
DISCLAIMER. CONSULTANT MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN RELATION TO THE SERVICES PROVIDED HEREUNDER, OTHER THAN AS MAY BE SPECIFICALLY SET FORTH HEREIN. WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER STATUTORY WARRANTIES OF ANY KIND ARE HEREBY WAIVED. USCC EXPRESSLY AGREES THAT CONSULTANT DOES NOT REPRESENT OR WARRANT THAT SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE.

8.	INDEMNIFICATION.

8.1	Indemnification by Consultant.

(a)
Consultant shall indemnify, defend and hold USCC, its Affiliates and their respective officers, directors, agents and employees harmless from and against any claims, losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from: (i) any personal injury or property damage arising out of Consultant’s negligence or willful misconduct; (ii) Consultant’s violation of any applicable law, rule, or regulation; and (iii) any third-party claim that the Services or any Deliverable (including any Consultant Tools incorporated into a Deliverable) infringes, misappropriates or violates such third party’s patent, trademark, trade secret, copyright or other intellectual property or proprietary right. Consultant shall not be obligated to indemnify USCC, however, to the extent that such claim is caused by: (A) USCC’s use of the Deliverables other than in accordance with applicable documentation or instructions supplied by Consultant; (B) any alteration, modification or revision of the Deliverables not expressly authorized in writing by Consultant; (C) USCC’s failure to use or implement corrections or enhancements to the Deliverables made available free of charge to USCC by Consultant that do not cause such Deliverables to fail to meet the applicable warranties and Specifications therefor; (D) USCC’s use of a combination of the Deliverables with other materials not provided, recommended, authorized or approved by Consultant and not otherwise required in order for USCC to use such Deliverables for their intended use as set forth in the applicable documentation or instructions supplied by Consultant; or (E) requirements, instructions or specifications provided by USCC to Consultant unless Consultant knew or should have known that there was a noninfringing alternative means of complying with such requirements, instructions or specifications.

(b)
If any of the Deliverables or any portion thereof is held, or in Consultant’s reasonable opinion is likely to be held, in any such suit to constitute an infringement, misappropriation or violation of the rights of a third party, Consultant shall within a reasonable time, at its expense and option, either: (i) secure for USCC the right to continue the use of such Deliverable; or (ii) replace such Deliverable with a substantially equivalent item that is not subject to any such claim, or modify such Deliverable so that it becomes no longer subject to any such claim; provided, however, that after any such replacement or modification, the Deliverable must continue to substantially conform to the Specifications, and further provided, that any such modified or replaced Deliverable shall be subject to all Consultant warranties contained herein. If Consultant is, in Consultant’s reasonable discretion, unable to either procure the right to continued use of such Deliverable or replace such Deliverable, as provided in clauses (i) and (ii) of the immediately preceding sentence, USCC shall return such Deliverable to Consultant and all other Deliverables rendered to be of no reasonable utility to USCC, and Consultant shall credit to USCC the amount paid to Consultant for such Deliverables as depreciated on a straight-line basis over a period of five (5) years. If this Agreement terminates or expires prior to the application of any such credit against amounts owed, Consultant shall promptly pay to USCC the amount of any such credit that remains.

8.2
Indemnification by USCC. USCC shall indemnify, defend and hold Consultant, its Affiliates and their respective officers, directors, agents and employees harmless from and against any claims, losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from: (a) any personal injury or property damage arising out of USCC’s negligence or willful misconduct; and (b) any third-party claim that any computer programs, specifications, content or other USCC-provided materials provided by USCC to Consultant (“USCC Materials”) infringe, misappropriate or violate such third party’s patent, trademark, trade secret, copyright or other intellectual property or proprietary right, except to the extent that any such claim is subject to indemnification by Consultant pursuant to Section 8.1. USCC shall not be obligated to indemnify Consultant, however, to the extent that the claim of infringement, misappropriation or violation is caused by: (i) use of the USCC Materials other than in accordance with applicable documentation or instructions supplied by USCC; (ii) any alteration, modification or revision of the USCC Materials not expressly authorized in writing by USCC; or (iii) Consultant’s failure to use or implement corrections or enhancements to the USCC Materials made available free of charge to Consultant by USCC.

8.3
Indemnification Procedures. Promptly after receipt by an indemnified party of a notice of any third-party claim or the commencement of any action, such indemnified party shall: (a) notify the indemnifying party in writing of any such claim; (b) provide the indemnifying party with reasonable assistance to settle or defend such claim, at the indemnifying party’s own expense; and (c) grant to the indemnifying party the right to control the defense and/or settlement of such claim, at the indemnifying party’s own expense; provided, however, that: (i) the failure to so notify, provide assistance and grant authority and control shall only relieve the indemnifying party of its obligation to the indemnified party to the extent that the indemnifying party is prejudiced thereby; (ii) the indemnifying party shall not, without the indemnified party’s consent (such consent not to be unreasonably withheld or delayed), agree to any settlement which: (A) makes any admission on behalf of the indemnified party; or (B) consents to any injunction against the indemnified party (except an injunction relating solely to the indemnified party’s continued use of any infringing Deliverable or USCC Materials); and (iii) the indemnified party shall have the right, at its expense, to participate in any legal proceeding to contest and defend a claim and to be represented by legal counsel of its choosing, but shall have no right to settle a claim without the indemnifying party’s written consent.

9.	LIMITATION OF LIABILITY.

9.1	General Limitation of Liability.

(a)
EXCEPT IN CONNECTION WITH (a) SECTIONS 4 AND 8 (NEITHER OF WHICH SHALL BE SUBJECT TO ANY OF THE LIMITATIONS IN THIS SECTION 9 EXCEPT FOR THE APPLICABLE SPECIFIC LIMITATIONS OF LIABILITY IN SECTION 9.3(a) OR SECTION 9.4(a) SOLELY TO THE EXTENT RELATED TO DATA SECURITY INCIDENTS INVOLVING PII), (b) SECTION 13(a) OF EXHIBIT G OF THIS AGREEMENT (WHICH SHALL BE SUBJECT TO THE APPLICABLE SPECIFIC LIMITATIONS OF LIABILITY IN SECTION 9.3(a) OR SECTION 9.4(a)), AND (c) SECTION 13(b) OF EXHIBIT G (WHICH SHALL BE SUBJECT TO THE APPLICABLE SPECIFIC LIMITATIONS OF LIABILITY IN SECTION 9.3(b) OR SECTION 9.4(b)), IN NO EVENT SHALL THE CONSULTANT ENTITIES OR THE USCC ENTITIES, RESPECTIVELY, BE LIABLE TO THE USCC ENTITIES OR THE CONSULTANT ENTITIES, RESPECTIVELY, FOR ANY REASON, WHETHER IN CONTRACT OR IN TORT, FOR ANY DIRECT DAMAGES ARISING OUT OF OR BASED UPON THIS AGREEMENT EXCEEDING IN THE AGGREGATE THE AMOUNTS SET FORTH IN ONE OF THE FOLLOWING SUBSECTIONS (i) OR (ii), AS APPLICABLE:

(i)
DURING THE FIRST CONTRACT YEAR OF THIS AGREEMENT, THE FEES PAID BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM FOR DAMAGES ACCRUED UNDER (A) THE APPLICABLE STATEMENT OF WORK UNDER WHICH THE CLAIM FOR DAMAGES ACCRUED; AND (B) THE STATEMENT OF WORK UNDER THE ORIGINAL MSA REPLACED BY THE STATEMENT OF WORK UNDER WHICH THE CLAIM ACCRUED, OR

(ii)
DURING THE SECOND CONTRACT YEAR OF THIS AGREEMENT AND EACH SUBSEQUENT CONTRACT YEAR OF THIS AGREEMENT, THE FEES PAID BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM FOR DAMAGES ACCRUED, UNDER THE APPLICABLE STATEMENT OF WORK UNDER WHICH THE CLAIM ACCRUED;

IN EACH CASE OF THE PRECEDING SUBSECTIONS (i) OR (ii), REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT. FOR THE AVOIDANCE OF DOUBT: (i) ANY AMOUNTS PAID BY THE USCC ENTITIES TO SETTLE A CLAIM OR TO SATISFY A JUDGEMENT RESULTING FROM A CLAIM BY THE CONSULTANT ENTITIES IN CONNECTION WITH A GIVEN STATEMENT OF WORK UNDER THIS AGREEMENT SHALL REDUCE THE LIABILITY LIMIT APPLICABLE TO SUCH STATEMENT OF WORK WITH RESPECT TO ANY DAMAGES FOR WHICH THE USCC ENTITIES MAY BE LIABLE TO THE CONSULTANT ENTITIES AT ANYTIME DURING THE [***]-MONTH PERIOD COMMENCING ON THE DATE THAT THE USCC ENTITIES PAID SUCH AMOUNTS; AND (ii) ANY AMOUNTS PAID BY THE CONSULTANT ENTITIES TO SETTLE A CLAIM OR TO SATISFY A JUDGEMENT RESULTING FROM A CLAIM BY THE USCC ENTITIES IN CONNECTION WITH A GIVEN STATEMENT OF WORK UNDER THIS AGREEMENT SHALL REDUCE THE LIABILITY LIMIT APPLICABLE TO SUCH STATEMENT OF WORK WITH RESPECT TO ANY DAMAGES FOR WHICH THE CONSULTANT ENTITIES MAY BE LIABLE TO THE USCC ENTITIES AT ANYTIME DURING THE [***]-MONTH PERIOD COMMENCING ON THE DATE THAT THE CONSULTANT ENTITIES PAID SUCH AMOUNTS.

(b)
IF, DURING THE FIRST CONTRACT YEAR OF THIS AGREEMENT, A CLAIM ACCRUES UNDER SECTION 9.1 OF THE ORIGINAL MSA, SUCH THAT THE [***] MONTH PERIOD FOR THE PURPOSES OF SECTION 9.1 OF THE ORIGINAL MSA COVERS A PERIOD OF MONTHS UNDER A SOW UNDER THE ORIGINAL MSA AND A PERIOD OF MONTHS UNDER A SOW UNDER THIS AGREEMENT THAT REPLACED THE SOW UNDER THE ORIGINAL MSA, THE AMOUNT OF FEES PAID IN BOTH PERIODS SHALL BE USED TO DETERMINE THE LIMIT OF LIABILITY UNDER SECTION 9.1 OF THE ORIGINAL MSA. THIS SECTION 9.1(b) SHALL BE DEEMED TO AMEND AND SUPERSEDE SUCH SECTION 9.1 IN THE ORIGINAL MSA SOLELY IN THE CIRCUMSTANCE SET FORTH IN THIS SECTION 9.1(b).

9.2
No Consequential Damages. EXCEPT IN CONNECTION WITH SECTIONS 4 AND 8 OF THIS AGREEMENT AND SECTION 13(a) AND SECTION 13(b) OF EXHIBIT G OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES, BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.3
Specific Limitations of Liability for Data Security Incidents Other Than with Respect to DXP or another Hosted Solution. The following specific limitations of liability with respect to data privacy and security shall apply to all Data Security Incidents other than those to which Section 9.4 or Section 9.5 of this Agreement, as applicable, applies:

(a)
IN NO EVENT SHALL THE CONSULTANT ENTITIES BE LIABLE TO THE USCC ENTITIES (INCLUDING, FOR PURPOSES OF THIS SECTION 9.3(a), ANY OTHER PERSON OR ENTITY CLAIMING BY, THROUGH OR ON BEHALF OF ANY OF THE USCC ENTITIES UNDER THIS AGREEMENT BUT EXCLUDING ANY LIABILITY FOR CLAIMS BROUGHT DIRECTLY AGAINST THE CONSULTANT ENTITIES ARISING OUT OF THE CONSULTANT ENTITIES’ OBLIGATIONS INDEPENDENT OF THE USCC ENTITIES’ OBLIGATIONS) FOR ANY REASON, WHETHER IN CONTRACT, IN TORT, OR OTHERWISE, FOR ANY DAMAGES ARISING OUT OF OR BASED UPON A DATA SECURITY INCIDENT INVOLVING PII OR ANY OF THE CONSULTANT ENTITIES’ OBLIGATIONS UNDER EXHIBIT G OF THIS AGREEMENT APPLICABLE TO CATEGORY A OR CATEGORY C FOR SERVICES RELATED TO TOPS, INVOLVING PII (WHETHER SUCH CLAIM IS BROUGHT UNDER SECTION 13(a) OF EXHIBIT G OR ANY OTHER SECTION OF THIS AGREEMENT) EXCEEDING IN THE AGGREGATE THE AMOUNTS SET FORTH IN ONE OF THE FOLLOWING SUBSECTIONS (i) OR (ii), AS APPLICABLE:

(i)
DURING THE FIRST CONTRACT YEAR OF THIS AGREEMENT, [***] PERCENT ([***]%) OF THE FEES PAID BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM ACCRUED (INCLUDING UNDER ANY AND ALL STATEMENTS OF WORK UNDER THIS AGREEMENT AND THE ORIGINAL MSA, OR

(ii)
DURING THE SECOND CONTRACT YEAR OF THIS AGREEMENT AND EACH SUBSEQUENT CONTRACT YEAR OF THIS AGREEMENT, [***] PERCENT ([***]%) OF THE FEES PAID BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM ACCRUED (INCLUDING UNDER ANY AND ALL STATEMENTS OF WORK UNDER THIS AGREEMENT);

IN EACH CASE OF THE PRECEDING SUBSECTIONS (i) OR (ii), REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT. FOR THE AVOIDANCE OF DOUBT, ANY DAMAGES PAID BY THE CONSULTANT ENTITIES TO THE USCC ENTITIES (INCLUDING, FOR PURPOSES OF THIS SECTION 9.3(a), ANY OTHER PERSON OR ENTITY CLAIMING BY, THROUGH OR ON BEHALF OF ANY OF THE USCC ENTITIES UNDER THIS AGREEMENT BUT EXCLUDING ANY LIABILITY FOR CLAIMS BROUGHT DIRECTLY AGAINST THE CONSULTANT ENTITIES ARISING OUT OF THE CONSULTANT ENTITIES’ OBLIGATIONS INDEPENDENT OF THE USCC ENTITIES’ OBLIGATIONS) (THE “SECTION 9.3(a) PAID AMOUNTS”) SHALL REDUCE THE LIABILITY LIMIT UNDER THIS SECTION 9.3(a) WITH RESPECT TO ANY AMOUNTS FOR WHICH THE CONSULTANT ENTITIES MAY BE LIABLE FOR DAMAGES ARISING OUT OF OR BASED UPON A DATA SECURITY INCIDENT INVOLVING PII OR ANY OF THE CONSULTANT ENTITIES’ OBLIGATIONS UNDER EXHIBIT G OF THIS AGREEMENT INVOLVING PII (WHETHER SUCH CLAIM IS BROUGHT UNDER SECTION 13(a) OF EXHIBIT G OR ANY OTHER SECTION OF THIS AGREEMENT) DURING THE [***]-MONTH PERIOD COMMENCING ON THE DATE THAT THE CONSULTANT ENTITIES PAID THE SECTION 9.3(a) PAID AMOUNTS.

(b)
SOLELY WITH RESPECT TO THE CONSULTANT ENTITIES’ LIABILITY TO THE USCC ENTITIES PURSUANT TO SECTION 13(b) OF EXHIBIT G OF THIS AGREEMENT, IN NO EVENT SHALL THE CONSULTANT ENTITIES BE LIABLE TO THE USCC ENTITIES FOR ANY DAMAGES ARISING OUT OF OR BASED UPON CONSULTANT’S OBLIGATIONS UNDER SECTION 13(b) OF EXHIBIT G EXCEEDING IN THE AGGREGATE AMOUNTS SET FORTH IN ONE OF THE FOLLOWING SUBSECTIONS (i) OR (ii), AS APPLICABLE:

(i)
DURING THE FIRST CONTRACT YEAR OF THIS AGREEMENT, [***] PERCENT ([***]%) OF THE FEES PAID BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE RELATED CLAIM ACCRUED (INCLUDING UNDER ANY AND ALL STATEMENTS OF WORK UNDER THIS AGREEMENT AND THE ORIGINAL MSA), OR

(ii)
DURING THE SECOND CONTRACT YEAR OF THIS AGREEMENT AND EACH SUBSEQUENT CONTRACT YEAR, [***] PERCENT ([***]%) OF THE FEES PAID BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE RELATED CLAIM ACCRUED (INCLUDING UNDER ANY AND ALL STATEMENTS OF WORK UNDER THIS AGREEMENT).

FOR THE AVOIDANCE OF DOUBT, ANY DAMAGES PAID BY THE CONSULTANT ENTITIES UNDER SECTION 13(b) OF EXHIBIT G (THE “SECTION 13(b) PAID AMOUNTS”) SHALL REDUCE THE LIABILITY LIMIT UNDER THIS SECTION 9.3(b) WITH RESPECT TO ANY AMOUNTS FOR WHICH THE CONSULTANT ENTITIES MAY BE LIABLE UNDER SECTION 13(b) DURING THE [***]-MONTH PERIOD COMMENCING ON THE DATE THAT THE CONSULTANT ENTITIES PAID THE SECTION 13(b) PAID AMOUNTS.

(c)
IF, DURING THE FIRST CONTRACT YEAR OF THIS AGREEMENT, A CLAIM ACCRUES WITH RESPECT TO TOPS OR SERVICES RELATED TO TOPS UNDER SECTION 9.3(a) OR SECTION 9.3(b) OF THE ORIGINAL MSA, SUCH THAT THE [***] MONTH PERIOD FOR THE PURPOSES OF SECTION 9.3 OF THE ORIGINAL MSA COVERS A PERIOD OF MONTHS UNDER THE ORIGINAL MSA AND A PERIOD OF MONTHS UNDER THIS AGREEMENT, THE AMOUNT OF FEES PAID IN BOTH PERIODS UNDER ANY AND ALL STATEMENTS OF WORK UNDER THE ORIGINAL MSA AND THIS AGREEMENT SHALL BE USED TO DETERMINE THE LIMIT OF LIABILITY UNDER SECTION 9.3(a) OR 9.3(b) OF THE ORIGINAL MSA, AS APPLICABLE. THIS SECTION 9.3(c) SHALL BE DEEMED TO AMEND AND SUPERSEDE SUCH SECTIONS 9.3(a) AND 9.3(b) IN THE ORIGINAL MSA SOLELY IN THE CIRCUMSTANCE SET FORTH IN THIS SECTION 9.3(c).

9.4
Specific Limitations of Liability for Data Security Incidents with Respect to DXP. The following specific limitations of liability with respect to data privacy and security shall apply to Data Security Incidents in connection with Category [***] and Category [***] Services related to DXP, as those categories are defined in Section 15(d)(i)(E) of Exhibit G of this Agreement:

(a)
IN NO EVENT SHALL THE CONSULTANT ENTITIES BE LIABLE TO THE USCC ENTITIES (INCLUDING, FOR PURPOSES OF THIS SECTION 9.4(a), ANY OTHER PERSON OR ENTITY CLAIMING BY, THROUGH OR ON BEHALF OF ANY OF THE USCC ENTITIES INVOLVING CATEGORY B OR CATEGORY C SERVICES RELATED TO DXP BUT EXCLUDING ANY LIABILITY FOR CLAIMS BROUGHT DIRECTLY AGAINST THE CONSULTANT ENTITIES ARISING OUT OF THE CONSULTANT ENTITIES’ OBLIGATIONS INDEPENDENT OF THE USCC ENTITIES’ OBLIGATIONS) FOR ANY REASON, WHETHER IN CONTRACT, IN TORT, OR OTHERWISE, FOR ANY DAMAGES ARISING OUT OF OR BASED UPON A DATA SECURITY INCIDENT INVOLVING PII OR ANY OF THE CONSULTANT ENTITIES’ OBLIGATIONS UNDER EXHIBIT G OF THIS AGREEMENT INVOLVING CATEGORY [***] OR CATEGORY [***] SERVICES RELATED TO DXP INVOLVING PII (WHETHER SUCH CLAIM IS BROUGHT UNDER SECTION 13(a) OF EXHIBIT G OR ANY OTHER SECTION OF THIS AGREEMENT) EXCEEDING IN THE AGGREGATE THE APPLICABLE SECTION 9.4(a) DATA BREACH CAP, REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT.

AS USED HEREIN, THE “APPLICABLE SECTION 9.4(a) DATA BREACH CAP” MEANS:

1.
IF A DATA SECURITY INCIDENT INVOLVES PII WHERE, (X) AT THE TIME OF THE DATA SECURITY INCIDENT, SUCH PII WAS ENCRYPTED IN ACCORDANCE WITH THE APPLICABLE ENCRYPTION STANDARDS SET FORTH IN SECTION 15(d) OF EXHIBIT G OF THIS AGREEMENT AND (Y) AN ENCRYPTION KEY FORENSIC ANALYSIS DETERMINES THAT THE ENCRYPTION KEY FOR SUCH PII HAS NOT BEEN COMPROMISED AND CONFIRMS THAT IT CAN NO LONGER BE COMPROMISED, THE GREATER OF:

i.	[***] DOLLARS ($[***]), OR

ii.
[***] PERCENT ([***]%) OF THE TOTAL MONTHLY DXP HOSTING AND OPERATIONS SERVICES FEES (AS DEFINED IN MSSOW1) PAID OR PAYABLE BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES UNDER SECTION 13 OF MSSOW1 DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM ACCRUED.

2.
IF A DATA SECURITY INCIDENT INVOLVES PII WHERE, (X) AT THE TIME OF THE DATA SECURITY INCIDENT, SUCH PII WAS NOT ENCRYPTED IN ACCORDANCE WITH THE APPLICABLE ENCRYPTION STANDARD SET FORTH IN SECTION 15(d) OF EXHIBIT G OF THIS AGREEMENT OR (Y) SUCH PII WAS ENCRYPTED AND AN ENCRYPTION KEY FORENSIC ANALYSIS DETERMINES THAT THE ENCRYPTION KEY FOR SUCH PII HAS BEEN COMPROMISED, THE GREATER OF:

i.	[***] DOLLARS ($[***]), OR

ii.
[***] PERCENT ([***]%) OF THE TOTAL FEES PAID OR PAYABLE BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES WITH RESPECT TO ALL SERVICES RELATED TO DXP UNDER THE DEV SOW, MSSOW1, AND MSSOW2, AND ALL OTHER STATEMENTS OF WORK INVOLVING DXP, IF ANY, DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM ACCRUED.

AS USED IN THIS SECTION 9.4(a) AND THE FOLLOWING SECTION 9.4(b), AN “ENCRYPTION KEY FORENSIC ANALYSIS” MEANS A FORENSIC ANALYSIS FOR THE LIMITED PURPOSE OF DETERMINING WHETHER OR NOT THE ENCRYPTION KEY FOR THE APPLICABLE PII HAS BEEN COMPROMISED AND, IF IT HAS NOT BEEN COMPROMISED, WHETHER SUCH KEY CAN NO LONGER BE COMPROMISED (E.G., THE KEY HAS BEEN DESTROYED OR REPLACED). SUCH FORENSIC ANALYSIS SHALL BE COMPLETED BY CROWDSTRIKE (OR ITS SUCCESSOR) OR ANOTHER OUTSIDE PROFESSIONAL SELECTED BY USCC WITH CONSULTANT’S CONSENT, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED, AND THE PARTIES WILL SHARE EQUALLY THE FEES FOR SUCH FORENSIC ANALYSIS.

FOR THE AVOIDANCE OF DOUBT, ANY DAMAGES PAID BY THE CONSULTANT ENTITIES TO THE USCC ENTITIES (INCLUDING, FOR PURPOSES OF THIS SECTION 9.4(a), ANY OTHER PERSON OR ENTITY CLAIMING BY, THROUGH OR ON BEHALF OF ANY OF THE USCC ENTITIES) WITH RESPECT TO ALL SERVICES RELATED TO THE DXP UNDER THE DEV SOW, MSSOW1, AND MSSOW2, AND ALL OTHER STATEMENTS OF WORK INVOLVING THE DXP, IF ANY, BUT EXCLUDING ANY LIABILITY FOR CLAIMS BROUGHT DIRECTLY AGAINST THE CONSULTANT ENTITIES ARISING OUT OF THE CONSULTANT ENTITIES’ OBLIGATIONS INDEPENDENT OF THE USCC ENTITIES) (THE “SECTION 9.4(a) PAID AMOUNTS”) SHALL REDUCE THE LIABILITY LIMIT UNDER THIS SECTION 9.4(a) WITH RESPECT TO ANY AMOUNTS FOR WHICH THE CONSULTANT ENTITIES MAY BE LIABLE FOR DAMAGES ARISING OUT OF OR BASED UPON SUCH DATA SECURITY INCIDENT INVOLVING PII OR THE CONSULTANT ENTITIES’ OBLIGATIONS UNDER EXHIBIT G OF THIS AGREEMENT INVOLVING PII (WHETHER SUCH CLAIM IS BROUGHT UNDER SECTION 13(a) OF EXHIBIT G OR ANY OTHER SECTION OF THIS AGREEMENT) DURING THE [***]-MONTH PERIOD COMMENCING ON THE DATE THAT THE CONSULTANT ENTITIES PAID THE SECTION 9.4(a) PAID AMOUNTS.

(b)
SOLELY WITH RESPECT TO THE CONSULTANT ENTITIES’ LIABILITY TO THE USCC ENTITIES PURSUANT TO SECTION 13(b) OF EXHIBIT G OF THIS AGREEMENT, IN NO EVENT SHALL THE CONSULTANT ENTITIES BE LIABLE TO THE USCC ENTITIES FOR ANY DAMAGES ARISING OUT OF OR BASED UPON CONSULTANT’S OBLIGATIONS UNDER SECTION 13(b) OF EXHIBIT G EXCEEDING IN THE AGGREGATE THE APPLICABLE SECTION 9.4(b) DATA BREACH CAP, REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT.

AS USED HEREIN, THE “APPLICABLE SECTION 9.4(b) DATA BREACH CAP” MEANS:

1.
IF A DATA SECURITY INCIDENT INVOLVES PII WHERE, (X) AT THE TIME OF THE DATA SECURITY INCIDENT, SUCH PII WAS ENCRYPTED IN ACCORDANCE WITH THE APPLICABLE ENCRYPTION STANDARD SET FORTH IN SECTION 15(d) OF EXHIBIT G OF THIS AGREEMENT AND (Y) AN ENCRYPTION KEY FORENSIC ANALYSIS DETERMINES THAT THE ENCRYPTION KEY FOR SUCH PII HAS NOT BEEN COMPROMISED AND CONFIRMS THAT IT CAN NO LONGER BE COMPROMISED, THE GREATER OF:

i.	[***] DOLLARS ($[***]), OR

ii.
[***] PERCENT ([***]%) OF THE TOTAL MONTHLY WE HOSTING AND OPERATIONS SERVICES FEES (AS DEFINED IN SECTION 13 OF MSSOW1) PAID OR PAYABLE BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES UNDER SECTION 13 OF MSSOW1, DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM ACCRUED.

2.
IF A DATA SECURITY INCIDENT INVOLVES PII WHERE, (X) AT THE TIME OF THE DATA SECURITY INCIDENT, SUCH PII WAS NOT ENCRYPTED IN ACCORDANCE WITH THE APPLICABLE ENCRYPTION STANDARD SET FORTH IN SECTION 15(d) OF EXHIBIT G OF THIS AGREEMENT OR (Y) SUCH PII WAS ENCRYPTED AND AN ENCRYPTION KEY FORENSIC ANALYSIS DETERMINES THAT THE ENCRYPTION KEY FOR SUCH PII HAS BEEN COMPROMISED, THE AMOUNTS SET FORTH IN ONE OF THE FOLLOWING SUBSECTIONS (i) OR (ii), AS APPLICABLE:

i.
DURING THE FIRST CONTRACT YEAR OF THIS AGREEMENT, [***] PERCENT ([***]%) OF THE FEES PAID BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM ACCRUED (INCLUDING UNDER ANY AND ALL STATEMENTS OF WORK) UNDER THE ORIGINAL MSA AND THIS AGREEMENT, OR

ii.
DURING THE SECOND CONTRACT YEAR OF THIS AGREEMENT AND EACH SUBSEQUENT CONTRACT YEAR OF THIS AGREEMENT, [***] PERCENT ([***]%) OF THE FEES PAID BY THE USCC ENTITIES TO THE CONSULTANT ENTITIES DURING THE [***] MONTHS PRECEDING THE DATE UPON WHICH THE CLAIM ACCRUED (INCLUDING UNDER ANY AND ALL STATEMENTS OF WORK) UNDER THIS AGREEMENT.

FOR THE AVOIDANCE OF DOUBT, ANY DAMAGES PAID BY THE CONSULTANT ENTITIES UNDER SECTION 13(b) OF EXHIBIT G OF THIS AGREEMENT (THE “SECTION 13(b) PAID AMOUNTS”) SHALL REDUCE THE LIMIT OF LIABILITY UNDER THIS SECTION 9.4(b) WITH RESPECT TO ANY AMOUNTS FOR WHICH THE CONSULTANT ENTITIES MAY BE LIABLE UNDER SECTION 13(b) OF EXHIBIT G DURING THE [***] MONTH PERIOD COMMENCING ON THE DATE THAT THE CONSULTANT ENTITIES PAID THE SECTION 13(b) PAID AMOUNTS.

(c)
IF DURING THE FIRST CONTRACT YEAR OF THIS AGREEMENT, A CLAIM ACCRUES WITH RESPECT DXP OR FOR SERVICES RELATED TO DXP UNDER SECTION 9.3(b)(2) OF THE ORIGINAL MSA (AS AMENDED FOR THE PURPOSES OF THE DXP PURSUANT TO THE WE SOW, THE ORIGINAL MSSOW1, AS AMENDED PURSUANT TO THE SIXTH AMENDMENT THERETO, AND MSSOW2, AS AMENDED PURSUANT TO THE FIRST AMENDMENT THERETO) SUCH THAT THE [***] MONTH PERIOD FOR THE PURPOSES OF SUCH SECTION 9.3(b)(2) COVERS A PERIOD OF MONTHS UNDER THE ORIGINAL MSA AND A PERIOD OF MONTHS UNDER THIS AGREEMENT, THE AMOUNT OF FEES PAID IN BOTH PERIODS UNDER ANY AND ALL STATEMENTS OF WORK UNDER THE ORIGINAL MSA AND THIS AGREEMENT SHALL BE USED TO DETERMINE THE LIMIT OF LIABILITY UNDER SUCH SECTION 9.3(b)(2) OF THE ORIGINAL MSA. THIS SECTION 9.4(c) SHALL BE DEEMED TO AMEND AND SUPERSEDE SUCH SECTION 9.3(b)(2) IN THE ORIGINAL MSA SOLELY IN THE CIRCUMSTANCE SET FORTH IN THIS SECTION 9.4(c).

9.5
Specific Limitations of Liability with Respect to Data Security Incidents Applicable to Hosted Solutions other than DXP. The Services with respect to a Hosted Solution other than DXP that may be provided by Consultant Entities to USCC Entities in the future pursuant to one or more Statements of Work that may be entered into by the parties may include, without limitation, development services, managed services or testing services of the type or scope provided by Consultant for DXP under the Dev SOW, MSSOW1 or MSSOW2. The parties will negotiate in good faith the limitations of liability with respect to such Services based upon the framework set forth in Section 9.4, provided the specific dollar amounts, fee percentage amounts and fees to which those percentage amounts apply may vary depending on the nature and amount of data that may be Processed by Consultant under the applicable SOW, the risks under applicable law associated with a Data Security Incident involving such data, and other factors applicable to those Services.

10.	DATA PRIVACY AND SECURITY.

Exhibit G to this Agreement sets forth detailed terms and conditions related to the parties’ rights and obligations with respect to data privacy and security under this Agreement and, for the avoidance of doubt, all SOWs under this Agreement.

11.	GENERAL.

11.1
Assignment. Neither party shall have the right to assign or transfer its rights or obligations pursuant to this Agreement without the prior written consent of the other party, except that either party may assign or transfer this Agreement: (a) to a successor as a result of a merger, consolidation, acquisition, reorganization or sale of all or substantially all of such party’s assets; or (b) to an Affiliate. No such assignment or transfer shall have the effect of increasing the obligations of either party under this Agreement. The terms and conditions of this Agreement will inure to the benefit of, and shall be binding upon, each party’s successors and permitted assigns. In addition, Consultant’s Affiliates will be entitled to enter into Statements of Work hereunder to provide Services to USCC, in which event references in this Agreement to Consultant will be deemed to refer to Consultant and the applicable Consultant’s Affiliate, jointly and severally. For avoidance of doubt, such joint and several liability does not and shall not be interpreted as doubling Consultant’s obligations and potential liability hereunder (e.g., the limitation of liability specified in Section 9.1 shall be interpreted as applying to Consultant and Consultant’s Affiliate as if they were one entity).

11.2
Relationship. The relationship between the parties to this Agreement is and shall be that of independent contractors. It is expressly agreed that nothing in this Agreement shall be construed to create or imply a partnership, joint venture, agency relationship or contract of employment. Neither party shall have the authority to make any statement, representation nor commitment of any kind, or to take any action that shall be binding on the other party except as authorized in writing by the party to be bound. Personnel supplied by Consultant hereunder are not USCC’s employees or agents, and Consultant assumes full responsibility for their acts. Consultant shall be solely responsible for the payment of compensation to Consultant’s employees assigned to perform the Services, and such employees shall be informed that they are not entitled to the provision of any USCC employee benefits. USCC shall not be responsible for payment of worker’s compensation, disability benefits, or unemployment insurance or for withholding or paying employment related taxes for any Consultant employee, but such responsibility shall be solely that of Consultant. If any federal, state or local government agency, any court or any other applicable entity determines that the personnel provided by Consultant, or any permitted subcontractor or assignee of Consultant hereunder, are employees of USCC for any purpose, Consultant shall indemnify and hold USCC harmless from all liabilities, costs and expenses (including, without limitation, attorneys’ fees) associated with such determination. Notwithstanding any other provision of this Agreement, any permitted subcontractor or assignee of Consultant shall provide to USCC the assurances and indemnities required to be provided to USCC by Consultant pursuant to this Section.

11.3
Consultant Affiliates and Subcontractors. Except for use of Consultant’s Affiliates and the Approved Subcontractors identified in Exhibit K, Consultant may not use third party subcontractors to perform the Services or Process USCC Confidential Information without USCC’s prior written consent. If Consultant uses an Affiliate or an Approved Subcontractor, or if USCC consents to Consultant’s use of third party subcontractors: (a) Consultant shall remain responsible for (i) the performance of the Services, (ii) all of Consultant’s obligations hereunder, and (iii) all liabilities incurred by an Affiliate, and Approved Subcontractor or a third party subcontractor pursuant to such performance or Processing; (b) Consultant shall not disclose USCC Confidential Information to an Approved Subcontractor or any third party subcontractor unless (i) such disclosure or group of disclosures was previously consented to in writing by USCC, which consent shall be deemed to be granted with USCC’s approval of such third party subcontractor (ii) such disclosure is necessary in order for Consultant to carry out its obligations or exercise its rights under and in accordance with this Agreement, and (iii) such third party is bound by the same or equally strict provisions and obligations as set forth in this Agreement. Consultant shall notify USCC of the identity of any authorized subcontractor personnel that will be performing the Services at a USCC facility and that are not employees of Consultant’s Affiliates (e.g., Amdocs companies).

11.4
Force Majeure. The obligations hereunder of each party shall be suspended while and to the extent that such party is prevented from complying herewith in whole or in part by any event beyond the reasonable control of such, which for purposes of this Agreement shall include, without limitation, acts of God, earthquakes, unavoidable accidents, laws, rules, regulations or orders of government authorities, acts of war (declared or not), terrorism, hostilities, blockades, civil disturbances, embargoes, strikes or any other similar event or cause. If any event described in the preceding sentence should result in the suspension of either party’s performance of its obligations hereunder, such party shall give written notice of such suspension to the other party, specifying in reasonable detail the nature of the event causing such suspension. USCC shall not be required to make any payments to Consultant while Consultant’s performance is suspended due to a force majeure. Either party may terminate any applicable Statement of Work immediately upon notice to the other party if such other party’s performance under such Statement of Work has been suspended due to a force majeure for a period of 30 days or longer, and if such notice is given while the force majeure is continuing.

11.5
Entire Agreement; Binding Effect; Amendment; Order of Precedence. This Agreement (together with the Exhibits, Schedules and SOW(s) hereto) constitutes the entire agreement between Consultant and USCC regarding the subject matter hereof. All prior or contemporaneous agreements, proposals, understandings and communications between Consultant and USCC regarding the subject matter hereof, whether oral or written, are superseded by and merged into this Agreement. Neither this Agreement nor any SOW hereto may be modified or amended except by a written instrument executed by both Consultant and USCC. In the event of any inconsistency between the terms of this Agreement and any Statements of Work issued under this Agreement, the terms and conditions of the Statement of Work shall govern and control.

11.6
Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall be enforceable to the maximum extent possible.

11.7
Notices. All notices, consents and other communications hereunder shall be provided in writing and shall be delivered personally, by registered or certified airmail letter (return receipt requested), by courier or international overnight delivery service, to the parties at the addresses below set forth (or such other address as may have been furnished by or on behalf of such party by like notice). Communications sent by registered or certified airmail letter shall be deemed effectively served upon receipt. Communications sent by courier shall be deemed effectively served upon receipt. For clarification, courtesy copies of any notice, consent or communication may be sent via email but any such email shall not constitute compliance with this Section.

USCC
USCC Services, LLC
Attention:  Kevin Lowell, Sr. VP Information Technology
8410 West Bryn Mawr
Chicago, IL 60631
E-mail: Kevin.Lowell@uscellular.com

with copies to:

USCC Services, LLC
Attention: Legal and Regulatory Affairs
8410 West Bryn Mawr
Chicago, IL 60631
E-mail: legaldept@uscellular.com

and

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention: Stephen P. Fitzell, Esq.
E-mail: sfitzell@sidley.com

Consultant
Amdocs
Attention:  Amir Kaiser - General Manager, Amdocs Global Business North America
First Floor, Block S
East Point Business Park, Dublin 3, Ireland
E-mail: Amir.Kaiser@amdocs.com

with copies to:

Amdocs
Attention: Doron Gefen - Customer Business Executive)
1390 Timberlake Manor Parkway
Chesterfield, MO 63017-6041
E-mail: Doron.Gefen@amdocs.com

and

Amdocs
Deputy General Counsel
Harborside Financial Center, Plaza #5
Suite 2700, Jersey City, NJ 07311
E-mail: nacontractsadminis@amdocs.com

When Consultant is providing notice to USCC of a Data Security Incident (whether actual or reasonably suspected) as required in this Agreement, Consultant shall provide such notice as soon as reasonably possible to the Incident Management Hotline at (877) 877-9768 with written notification sent to the following address in addition to the other USCC addresses set forth above in this Section:

USCC Services, LLC
8410 West Bryn Mawr Ave.
Suite 700
Chicago, IL 60631
Attention: Director of Privacy
E-mail: DataPrivacy&Protection@uscellular.com
With a copy to: Barbara.Kern@uscellular.com

11.8
Waiver. No waiver by either party of a breach of any term, provision or condition of this Agreement by the other party shall constitute a waiver of any succeeding breach of the same or any other provision hereof. No such waiver shall be valid unless executed in writing by the party making the waiver.

11.9
Electronic Documents. USCC may convert this Agreement to electronic format and retain this Agreement solely in an electronic format. USCC may provide this Agreement in electronic form or may provide a reproduction of this Agreement from its electronic copy in the event of any dispute regarding the rights and obligations of the parties under this Agreement. Any such document in electronic format or any document reproduced from an electronic format shall not be denied legal effect, validity, or enforceability and shall meet any requirement to provide an original or hard copy.

11.10	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

11.11
Headings. The section and subsection headings used in this Agreement are intended for reference purposes only and shall not affect the interpretation or construction of any provision of this Agreement.

11.12
Construction. Each party acknowledges that this Agreement was drafted jointly by the parties, and it shall be construed neither against nor in favor of either party. The term “including” or “include”, as used in this Agreement, shall mean “including, but not limited to”.

11.13
Third-Party Beneficiaries. Nothing contained in this Agreement is intended to confer nor shall confer upon any person (other than the parties hereto and their permitted assigns) any rights, benefits or remedies of any kind or character whatsoever, and no such person shall be deemed a third-party beneficiary under or by reason of this Agreement.

11.14	Accrued Rights. The termination or expiration of this Agreement shall not affect or prejudice either party’s accrued rights hereunder.

11.15
Governing Law, Venue, Language and Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of new york, without regard to principles of conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The governing language for this Agreement shall be English, and no concurrent or subsequent translation of this Agreement into any language shall modify any term of this Agreement. VENUE FOR ANY LEGAL ACTION (OTHER THAN ARBITRATION) ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVELY THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF SUCH COURTS. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.16	Solicitation of Employees.

(a)	During the one-year period following a Consultant employee’s provision of any Services hereunder, USCC shall not knowingly hire or otherwise employ such Consultant employee.

(b)
During the one-year period following a USCC employee’s participation in connection with this Agreement including the receipt of any Services or Deliverables, Consultant shall not knowingly hire or otherwise employ such USCC employee.

(c)	For purposes of this Section, independent contractors of a party are considered employees of such party.

(d)
Notwithstanding the foregoing, each party may hire any personnel of Consultant who has responded to publicity for a position that has been publicized through local or national newspapers, Internet postings, radio or television advertising, job fairs, notices to colleges or technical schools, or placement professionals.

11.17	Dispute Resolution.

(a)
The parties will use their best efforts to resolve any controversy or claim arising out of or relating to this Agreement through good faith negotiations in accordance with the following escalation procedures and time limits.

i.
If the parties’ Project Managers are unable to resolve any such controversy or claim within ten days after written notice thereof, then the parties’ Agreement Managers shall have ten days to attempt to resolve such controversy or claim.

ii.
If the parties’ Agreement Managers are unable to resolve any such controversy or claim within ten days, then USCC’s Vice President, Information Technology Delivery, and Consultant’s Division President shall have twenty days to attempt to resolve such controversy or claim.

The parties shall not make any claims for remedies based on an alleged breach of a party’s obligations, assert any right to terminate, provide notice of termination, or commence any other dispute resolution process, without first endeavoring to resolve the matter through the foregoing escalation procedure.

(b)
Subject to Section 11.17(c), any dispute arising from this Agreement shall be submitted to arbitration in New York, New York, conducted in accordance with the commercial arbitration rules of the American Arbitration Association by three arbitrators with at least ten years of experience in technology law, to be chosen in accordance with said rules. The arbitrators, applying New York law, without reference to its rules regarding choice of law, shall have the authority to grant any remedy that a court hearing the same case would have the authority to grant, provided, however, the arbitrators will have no authority to award damages excluded by this Agreement, damages in excess of the limitations contained in this Agreement, or injunctive relief. The award or decision rendered by the arbitrators will be final and binding on the parties and any judgment may be entered thereon in any court having jurisdiction. The cost of the arbitration is to be shared equally by the parties, although each party shall be responsible for its own attorneys’ fees and expenses.

(c)
The parties acknowledge that Sections 2.6, 4 and 10 are essential for the protection of the parties and that any breach or threatened breach of such sections may cause immediate and irreparable damage to the nonbreaching party, for which monetary relief would be inadequate or impossible to ascertain. Accordingly, notwithstanding Sections 11.17(a) and 11.17(b), the parties agree that upon the existence of any breach or threatened breach thereof, the nonbreaching party shall be entitled to seek injunctive relief restraining the breaching party from committing such breach or threatened breach. In addition, the nonbreaching party shall be entitled to any other remedies that may be available to it, at law or in equity. Nothing in this Agreement will prevent either party from resorting to judicial proceedings if interim or provisional relief from a court is necessary either to prevent material prejudice to one party or to third parties.

11.18
Press Releases. Neither party shall issue any press release concerning this Agreement without the other’s consent. Neither party may use the name, trade name, trademark, logo, acronym or other designation of the other in connection with any press release, advertising, marketing materials, publicity materials or otherwise without the prior written consent of the other party. Notwithstanding the foregoing, Consultant may disclose the identity of USCC as a customer of Consultant, provided that nothing in such disclosure shall imply any approval or endorsement by USCC of any of Consultant’s products or services or the performance of such services by Consultant, its Affiliates, or its subcontractors.

12.	PURCHASE ORDERS

From time to time, USCC may elect to issue a Purchase Order (a “PO”) for Services or Deliverables to be provided by Consultant. Any such PO shall include a PO number and the other elements outlined in Exhibit I of this Agreement and shall be delivered electronically to Consultant’s responsible Commercial Director or Client Business Executive. If the value of any such PO is greater than $250,000, it shall be supported by either a SOW entered into under this Agreement or by other written agreement executed by both parties (otherwise it shall not be deemed a valid PO even if accepted by Consultant). Consultant may choose to accept or reject the PO by providing written notice to USCC within ten days following issuance, which notice may be provided via email by Consultant’s responsible Commercial Director or Client Business Executive to the PO requestor. If a PO is not accepted by Consultant in writing within such ten day period, it will be deemed rejected.

Any such PO, including the Services and Deliverables thereunder, shall be governed by the terms of this Agreement. Any pre-printed terms on a PO or other terms in a Purchase Order that conflict with or purport to override the terms of this Agreement, the applicable supporting SOW or other applicable supporting written agreement, shall be of no force or effect.
Consultant will use the PO number on all related correspondence and in connection with all related deliveries.

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IN WITNESS WHEREOF the parties hereto, by their duly authorized representatives, have executed this Agreement as of the date first set forth above.

USCC SERVICES, LLC		AMDOCS TETHYS LIMITED

By:	/s/ Catherine Shackleford	By:	/s/ Dushyant Ruchwani

Name:	Catherine Shackleford	Name:	Dushyant Ruchwani

Title:	VP Supply Chain	Title:	Director

The below is a list that briefly describes the omitted exhibits from the Master Services Agreement. These exhibits have been redacted in their entirety and omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. All capitalized terms in this index shall have the same meaning ascribed to them as in the Master Services Agreement and/or their respective exhibit.

Index of Exhibits
Exhibit A	Statement of Work - Form of agreement detailing the scope, term, deliverables, objectives, etc. for the services to be provided by Amdocs under the Master Services Agreement.
Exhibit B	USCC Supplier Code of Business - Contains guidelines which govern the conduct of Amdocs and its personnel performing services on USCC’s premises.
Exhibit C1
Nondisclosure and Confidentiality Agreement Between Amdocs and USCC’s Consultants - Agreement in which USCC’s consultants agree to hold strictly confidential Amdocs’ Proprietary Information (as defined in the Agreement).

Exhibit C2
Mutual Nondisclosure and Confidentiality Agreement Between Amdocs and USCC’s Consultants - Agreement in which both parties agree to hold strictly confidential Amdocs’ Proprietary Information and the Consultant’s Proprietary Information (as defined in the Agreement).

Exhibit D	Staff Support Services - Agreement detailing terms for one method for Amdocs’ personnel to provide certain services pursuant to a Work Authorization or a Statement of Work.
Exhibit E	Expense Reimbursement Terms - Provisions for USCC’s reimbursement of Amdocs’ reasonable travel and living expenses.
Exhibit F	Consultant Competitors - Contains a list third parties considered to be competitors of Amdocs.
Exhibit G	Data Privacy and Security - Contains the data privacy and security terms Amdocs is expected to adhere to while performing services.
Exhibit H	Deliverables Categories - Contains a table which describes how all tangible Deliverables under a Statement of Work will be categorized.
Exhibit I	Purchase Order Elements - Contains a list of what each purchase order will include.
Exhibit J	USCC Confidentiality, Privacy and Data Security Practices for Vendor Personnel - USCC’s confidentiality and data privacy policy to be followed by Amdocs.
Exhibit K	Approved Subcontractors - Contains a table listing all of the pre-approved subcontractors for each type of service performed under a Statement of Work.